EXHIBIT 99.1

BAGS INVESTMENT GROUP

COMBINED FINANCIAL STATEMENTS

NINE MONTHS ENDED

SEPTEMBER 30, 2018 AND 2017

TABLE OF CONTENTS

Page No.

COMBINED FINANCIAL STATEMENTS

Combined Balance Sheet	1
Combined Statement of Income	3
Combined Statement of Changes in Equity	4
Combined Statement of Cash Flows	5
Notes to Combined Financial Statements	7

BAGS INVESTMENT GROUP
COMBINED BALANCE SHEET
SEPTEMBER 30, 2018 AND DECEMBER 31, 2017

ASSETS

	September 30,
	2018	December 31,
	(unaudited)	2017
CURRENT ASSETS:
Cash and cash equivalents	$ 6,449,832	$ 5,119,936
Accounts receivable, net	15,318,176	15,181,230
Inventories	1,334,340	1,201,562
Prepaid expenses	1,170,574	2,085,387

TOTAL CURRENT ASSETS	24,272,922	23,588,115

OTHER ASSETS:
Property and equipment, net	1,552,116	2,537,299
Goodwill	3,434,394	3,434,394
Other intangible assets, net	187,916	371,666
Deposits	197,065	185,844

TOTAL OTHER ASSETS	5,371,491	6,529,203

	$ 29,644,413	$ 30,117,318

BAGS INVESTMENT GROUP
COMBINED BALANCE SHEET
SEPTEMBER 30, 2018 AND DECEMBER 31, 2017

LIABILITIES & OWNER'S EQUITY

	September 30,
	2018	December 31,
	(unaudited)	2017
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$ 8,221,731	$ 6,799,898
Deposits payable	3,316,381	2,185,895
Payroll payable	—	1,415,144
Line of credit	—	2,000,000
Current portion of long-term debt	2,789,030	2,619,085
Current portion of capital lease obligations	5,584	289,045
Deferred revenue	200,487	708,037

TOTAL CURRENT LIABILITIES	14,533,213	16,017,104

OTHER LIABILITIES:
Long-term debt, less current portion, net	6,153,119	5,302,210
Capital lease obligations, less current portion	2,474	46,463
Deferred rent	65,059	113,638
Deposits payable	12,150	8,275

TOTAL OTHER LIABILITIES	6,232,802	5,470,586

TOTAL LIABILITIES	20,766,015	21,487,690

OWNER'S EQUITY:
Common stock	11,260	11,260
Additional paid-in capital	6,024,847	6,024,847
Retained earnings	1,811,180	1,563,012

TOTAL OWNER'S EQUITY	7,847,287	7,599,119

Non-controlling interest	1,031,111	1,030,509

	$ 29,644,413	$ 30,117,318

BAGS INVESTMENT GROUP
COMBINED STATEMENT OF INCOME
NINE MONTHS ENDED
SEPTEMBER 30, 2018 AND 2017

	September 30,	September 30,
	2018	2017
	(unaudited)	(unaudited)

Revenues	$123,774,847	$108,470,618

Operating expenses	94,364,822	80,336,276

Gross profit	29,410,025	28,134,342

Selling, general and administrative	13,352,481	13,555,144
Depreciation and amortization	1,001,940	1,527,487

Net income from operations	15,055,604	13,051,711

Interest expense, net	360,301	293,799

Net income before non-controlling interest	14,695,303	12,757,912

Net income attributable to non-controlling interest	286,916	237,350

Net income	$ 14,408,387	$ 12,520,562

BAGS INVESTMENT GROUP
COMBINED STATEMENT OF CHANGES IN EQUITY
NINE MONTHS ENDED
SEPTEMBER 30, 2018

		Additional
	Common	Paid-In	Retained		Non-controlling
	Stock	Capital	Earnings	Total	Interest	Total

BALANCE, DECEMBER 31, 2017	$11,260	$ 6,024,847	$ 1,563,012	$ 7,599,119	$ 1,030,509	$ 8,629,628

Net income	—	—	14,408,387	14,408,387	286,916	14,695,303

Distributions	—	—	(14,160,219)	(14,160,219)	(286,314)	(14,446,533)

BALANCE, SEPTEMBER 30, 2018	$11,260	$ 6,024,847	$ 1,811,180	$ 7,847,287	$ 1,031,111	$ 8,878,398

BAGS INVESTMENT GROUP
COMBINED STATEMENT OF CASH FLOWS
NINE MONTHS ENDED
SEPTEMBER 30, 2018 AND 2017

	September 30,	September 30,
	2018	2017
	(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$ 14,408,387	$ 12,520,562
Net income attributable to non-controlling interest	286,916	237,350
Adjustments to reconcile net income to net cash
from operating activities:
Depreciation and amortization	1,001,940	1,527,487
Loan cost amortization	36,788	3,892
Deferred revenue and rent amortization	(756,616)	(102,684)
Gain on disposal of property and equipment	(4,334)	(31,661)
Changes in operating assets and liabilities:
Accounts receivable	(136,939)	1,224,432
Inventories	(132,779)	28,665
Prepaid expenses	914,813	(611,146)
Accounts payable and accrued expenses	1,421,825	(1,547,814)
Deposits	1,123,140	349,940
Payroll payable	(1,415,144)	(771,923)
Deferred revenue	200,487	200,487
Net cash from operating activities	16,948,484	13,027,587

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(190,138)	(749,462)
Disposal of property and equipment	13,250	171,271
Investments	—	35,992
Note Receivable	—	(1,419,973)
Net cash from investing activities	(176,888)	(1,962,172)

CASH FLOWS FROM FINANCING ACTIVITIES:
Debt proceeds	3,353,724	2,000,000
Borrowings/(Repayments) on line of credit	(2,000,000)	(2,000,000)
Repayments of debt	(2,185,224)	(2,533,616)
Debt issuance costs	(184,432)	—
Repayments of capital lease obligations	(327,450)	(143,259)
Distributions to non-controlling interest	(286,314)	(249,491)
Distributions to owner	(13,812,004)	(10,472,992)
Net cash from financing activities	(15,441,700)	(13,399,358)

NET CHANGE IN CASH AND CASH EQUIVALENTS	1,329,896	(2,333,943)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	5,119,936	7,087,034
CASH AND CASH EQUIVALENTS, END OF PERIOD	$ 6,449,832	$ 4,753,091

BAGS INVESTMENT GROUP
COMBINED STATEMENT OF CASH FLOWS
NINE MONTHS ENDED
SEPTEMBER 30, 2018 AND 2017

	September 30,	September 30,
	2018	2017
	(unaudited)	(unaudited)
SUPPLEMENTAL CASH FLOW INFORMATION:

INTEREST PAID	$ 360,301	$ 293,799

NON-CASH OWNER DISTRIBUTIONS

Vehicles	$ 348,215	0

BAGS INVESTMENT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS
SEPTEMBER 30, 2018 AND 2017

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Nature of operations -
-------------------------
Bags Investment Group (the “Combined Entities” or the “Company”) combines the consolidated financial statements of ZWB Holding, Inc. (ZWB) and Rynn’s Luggage Corporation (RLC).

The ZWB and RLC consolidated balance sheets are included as of September 30, 2018 and December 31, 2017 and the related consolidated statements of income, changes in equity, and cash flows for the nine-months ended September 30, 2018 and 2017.

ZWB is headquartered in Orlando, Florida. ZWB provides travel and hospitality services to airlines, theme parks, resorts, hotels, airports, parking lots and cruise ports throughout the United States and Canada. The services include remote airline check-in (RAC), baggage handling, delivery services, skycap, wheelchair, bellhop, coat check, valet and self-parking operations. Additionally, ZWB manages and services delayed and elective baggage delivery operations (BAGS VIP) for all of the major airlines in airports throughout the United States.

RLC is headquartered in Dallas, Texas. RLC’s primary service is the repair and replacement of damaged luggage for airlines located nationwide. RLC derives the balance of its revenue from wholesale and retail sales of luggage and accessories.

Consolidation policy -
-------------------------
ZWB’s consolidated financial statements include the accounts of wholly owned subsidiaries including Baggage Airline Guest Services, Inc. (BAGS), Home Serv Delivery, LLC (HSD), Orlando DTTS, LLC (DTTS), CCM Investments Group, LLC (CCM), and Merritt Trucking, LLC as well as many other wholly owned subsidiaries not listed here. Either directly or through an intermediary company, each of these entities is wholly owned by ZWB, which is wholly owned by Craig Mateer (Mateer). During 2017, CCM was owned wholly by Mateer. However, effective January 1, 2018, ownership of CCM was contributed to ZWB by Mateer.

BAGS INVESTMENT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS
SEPTEMBER 30, 2018 AND 2017

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED:

Consolidation policy - (continued)
-----------------------------------------

RLC’s consolidated financial statements include the accounts of wholly owned subsidiaries including Rynn’s Luggage of Texas and Netbags.com, LLC. RLC is owned 75% by Mateer and 25% by one other shareholder. The other shareholder is actively involved in the day to day operations of RLC. The non-controlling interest on the combined financial statements reflects the equity ownership in RLC of the other shareholder.

All significant intercompany transactions and related year-end balances have been eliminated in consolidation.

Combination policy -
--------------------------

The accompanying combined financial statements, referred to as Bags Investment Group include the accounts of the companies listed previously. The Combined Entities have been presented on a combined basis due to their related operations, common ownership, and common management control.

All significant intercompany transactions and related year-end balances have been eliminated in combination.

Use of estimates -
--------------------
The preparation of combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions. Estimates and assumptions used by management affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the combined financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

BAGS INVESTMENT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS
SEPTEMBER 30, 2018 AND 2017

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED:

Fair value measurements -
--------------------------------
In certain circumstances, specific assets and liabilities may be required to be recognized at fair value. Fair value is an exit price, representing the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurements date. The Combined
Entities utilize market data or assumptions that market participants would use in pricing the assets or liability under a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. These tiers include: Level 1, defined as observable inputs such as quoted prices in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs about which little or no market data exists, therefore requiring entities to develop their own assumptions.

Cash and cash equivalents -
--------------------------------
Cash and cash equivalents include all highly liquid investments with a maturity of three months or less when purchased.

Accounts receivable -
---------------------------
Accounts receivable are for services performed based on contracted and invoiced prices. Credit is extended to customers in the normal course of business and ongoing credit evaluations are performed to determine if allowances are necessary for uncollectable accounts.

The carrying amount of receivables is reduced by an allowance that reflects management’s best estimate of the amounts that will not be collected. Management reviews each receivable balance that exceeds 60 days from the invoice due date and based on historical bad debt experience and management’s evaluation of customer creditworthiness, estimates that portion, if any, of the balance that will not be collected. No interest is charged on delinquent receivables. The allowance for doubtful accounts was approximately $94,000 as of September 30, 2018 and $151,000 as of December 31, 2017.

Inventory -
------------
Inventories, which consist of luggage available for sale, are stated at the lower of cost or market. Cost is determined by the first-in, first-out (FIFO) method.

BAGS INVESTMENT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS
SEPTEMBER 30, 2018 AND 2017

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED:

Fair value of financial instruments -
-----------------------------------------
The fair value of the Combined Entities financial instruments approximate their carrying amounts, either because the expected collection or payment period is relatively short or because the terms are similar to market terms.

Property and equipment -
------------------------------
Property and equipment are stated at historical cost and depreciated using the straight-line method over the following estimated useful lives:

Computer equipment	2 - 3 years
Furniture and equipment	3 - 7 years
Vehicles	3 - 7 years
Software	2 - 5 years

Gains or losses on disposition of property and equipment are reflected in income. Repair and maintenance costs are expensed as incurred.

Long-lived assets -
---------------------
The Combined Entities record impairment losses on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of those assets. There were no indicators of impairment for 2018 or 2017.

Goodwill -
------------
Goodwill represents the excess of the purchase price over the fair value of the identifiable net assets acquired in connection with the business acquisition. In accordance with generally accepted accounting principles, goodwill is not amortized since it has as indefinite life. Instead, it is tested annually for impairment. The Company completed its impairment assessment by performing a qualitative analysis as permitted. Among the qualitative factors considered were the following: the substantial margin by which the reporting unit passed the previous impairment analysis; the continued strong performance of the reporting unit; the importance of the reporting unit to the Company’s strategic plan; and a lack of identified negative factors. The Company concluded, on a more-likely-than-not basis, that no goodwill impairment existed at September 30, 2018 or December 31, 2017.

BAGS INVESTMENT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS
SEPTEMBER 30, 2018 AND 2017

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED:

Other intangible assets -
-----------------------------
Other intangible assets are non-physical assets such as patents, covenants not to compete and other purchased contracts having a useful life greater than one year. If other intangible assets are determined to have a useful life, then its value is amortized over that useful life. Patents are amortized on a straight-line basis over 5 years, covenants not to compete 2 to 7 years and airline contracts over 2 to 4 years.
If at any point there is determined to be a decline in the remaining value of an intangible asset below its carrying amount, then the difference is recognized as an impairment expense. Management does not believe any intangible asset had a decline in value less than the carrying amount as of September 30, 2018 or December 31, 2017.

Deposits payable -
--------------------
The Combined Entities consider all customer-related pass through fees collected or invoiced on behalf of the customer and not yet paid to be deposits payable.

Deferred revenue -
----------------------
Deferred revenues are advance payments recorded on the balance sheet as a liability until the services have been rendered. As the services are rendered deferred revenues are recognized as revenues on the income statement.

Accounting for income taxes -
------------------------------------
The Combined Entities have elected S corporation status, as defined by the Internal Revenue Code, whereby the companies are not subject to taxation for federal purposes. Under S corporation status, the owners of the companies report their share of taxable earnings or losses in their personal tax returns. While the Combined Entities are S corporations, consideration is given to the recognition and measurement of tax positions that meet a “more-likely-than-not” threshold. A tax position is a position taken in previously filed tax returns or a position expected to be taken in future tax returns that is reflected in measuring current or deferred income tax assets and liabilities. Tax positions included the Combined Entities status as pass-through entities. The recognition and measurement of tax positions taken for various jurisdictions consider the amounts and probabilities of outcomes that could be realized upon settlement using the facts, circumstances, and information available at the reporting date. The Combined Entities have determined that they do not have any material unrecognized tax benefits or obligation as of September 30, 2018 or December 31, 2017. The federal income

BAGS INVESTMENT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS
SEPTEMBER 30, 2018 AND 2017

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED:

tax returns for 2015, 2016, and 2017 are subject to examination by the IRS, generally three years after they were filed.

Uncertain tax positions -
-----------------------------
Management has determined that the Combined Entities do not have any uncertain tax positions and associated unrecognized benefits that materially impact the financial statements or related disclosures. Since tax matters are subject to some degree of uncertainty, there can be no assurance that the Combined Entities tax returns will not be challenged by the taxing authorities and that the Combined Entities or its owners will not be subject to additional tax, penalties, and interest as a result of such challenge.

Compensated absences -
----------------------------
Employees of the Combined Entities are entitled to paid vacations depending on job classification, length of service and other factors. Vacations are taken in the year earned. The Combined Entities do not allow employees to carryover unused vacation time to next year. Therefore, the Combined Entities have not accrued any liability for compensated absences.

Deferred rent -
------------------
Generally accepted accounting principles require the base rents on operating leases to be recorded on a straight-line basis. This requires accruing and expensing rent not yet paid. In addition, certain leases can contain escalation clauses that increase base rent. Rent expense was determined on the straight-line basis.

Debt issuance costs
-------------------------

Debt issuance costs related to a recognized debt liability are presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. Debt issuance costs incurred in connection with loan agreements are amortized over the life of the debt using the straight-line method and included in interest expense.

BAGS INVESTMENT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS
SEPTEMBER 30, 2018 AND 2017

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED:

Revenue recognition -
-------------------------
The Combined Entities prepare their financial statements on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America. Under this basis of accounting, revenues are recognized when services are completed or products are delivered. Baggage delivery revenues are recognized at the time of delivery. Labor plus contract revenues, including but not limited to wheelchair, bellhop, baggage handling and coat check are recognized at the time service is provided. Skycap and remote airline check-in revenues are recognized at the time passengers are checked-in. Valet revenues are recognized at the time cars are delivered to the customer. Luggage sales are recognized at the time luggage is delivered to the customer.

BAGS INVESTMENT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS
SEPTEMBER 30, 2018 AND 2017

2.    CONCENTRATION OF CREDIT RISK:

As a condition of its loans, the Combined Entities have agreed to maintain primary deposits with its lender during the term of its loans. The Combined Entities maintain significant cash balances with its lender. The Combined Entities also place cash and cash equivalents with a number of other financial institutions. Interest bearing accounts at each bank are guaranteed by the Federal Deposit Insurance Corporation up to $250,000. The Combined Entities have not experienced any losses in such accounts and believe it is not exposed to any significant credit risk on cash and cash equivalents.

Concentration of credit risk with respect to its accounts receivable is limited due to short payment terms for major customers. For the nine months ended September 30, 2018, 66% of the Combined Entities revenues were from four customers, representing 23%, 22%, 13%, and 8%, individually. Additionally, as of September 30, 2018, 62% of the Combined Entities accounts receivable were due from five customers each representing 24%, 12%, 9%, 9%, and 8% individually. For the nine months ended September 30, 2017, 70% of the Combined Entities revenues were from four customers each representing 25%, 22%, 13%, and 10%, individually and as of December 31, 2017, 62% of the Combined Entities accounts receivable were due from four customers each representing 25%, 14%, 10% and 13% individually.

3.    PROPERTY AND EQUIPMENT:

Property and equipment consisted of the following as of September 30, 2018 and December 31, 2017:

	September 30, 2018	December 31, 2017
Computer equipment	$1,231,641	$1,231,052
Furniture and equipment	1,441,037	1,310,783
Vehicles	4,013,841	4,700,156
Software	1,759,226	1,741,734
	8,445,745	8,983,725
Accumulated depreciation	(6,893,629)	(6,446,426)
	$1,552,116	$2,537,299

Depreciation expense totaled approximately $818,000 and $1,244,000 for the nine months ended September 30, 2018 and 2017, respectively.

BAGS INVESTMENT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS
SEPTEMBER 30, 2018 AND 2017

4.    GOODWILL:

On June 18, 2009, HSD purchased assets of Diversified Services International, LLC and Distribution Solutions International, Inc. for $500,000. Goodwill of $470,176 was recorded in connection with the acquisition.

On November 18, 2010, HSD purchased assets of Rynn’s Logistics and Procurement Services, LLC for $2,000,000. Goodwill of $1,500,000 was recorded in connection with the acquisition.

On March 31, 2013, Mateer purchased 50% of RLC for $1,350,000 resulting in an estimated fair market value for RLC of $2,700,000. Goodwill of $1,464,218 was recorded in connection with the acquisition. On April 1, 2017, Mateer acquired an additional 25% and owns 75% of RLC.

5.    OTHER INTANGIBLE ASSETS:

The following are intangible assets as of September 30, 2018 and December 31, 2017, respectively:

September 30, 2018:

	Year	Cost	Accumulated Amortization	Net

Covenants not to compete	2012	$630,000	$(592,084)	$37,916
Luggage delivery contract	2015	720,000	(570,000)	150,000

Totals		$1,350,000	$(1,162,084)	$187,916

December 31, 2017:

	Year	Cost	Accumulated Amortization	Net

Covenants not to compete	2012	$630,000	$(543,334)	$86,666
Luggage delivery contract	2015	720,000	(435,000)	285,000

Totals		$1,350,000	$(978,334)	$371,666

Amortization expense was approximately $183,750 and $283,750 for the nine months ended September 30, 2018 and 2017. Future amortization will be $187,916 for the twelve months ended December 31, 2019.

BAGS INVESTMENT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS
SEPTEMBER 30, 2018 AND 2017

6.    DEFERRED REVENUES:

During the nine months ended September 30, 2018, the Combined Entities recognized revenues of approximately $708,000 related to advance payments received from customers in 2017 for services rendered in 2018 and deferred revenue of approximately $200,500 for advance payments received from customers in September 2018 for services to be rendered in the future.

During the nine months ended September 30, 2017, the Combined Entities recognized revenues of approximately $53,000 related to advance payments received from customers in 2016 for services rendered in 2017 and deferred revenue of approximately $200,500 for advance payments received from customers in September 2017 for services to be rendered in the future.

7.    DEFERRED RENT:

The Combined Entities entered certain lease agreements where they were initially not required to make rent payments for a period of time. During the period, the Combined Entities accrued rent expenses and recorded the liability as deferred rent. The Combined Entities are amortizing the deferred rent balance against its future rent expense in order to straight-line the rent expense over the term of the lease. The Combined Entities amortized approximately $49,000 and $50,000 in deferred rent during the nine months ended September 30, 2018 and 2017, respectively.

8.    LONG-TERM DEBT:

As of December 31, 2017, the Combined Entities had access to a $10,000,000 credit facility, with approximately $5,200,000 available. The first $2,000,000 was a line-of-credit for working capital with interest only payments due monthly at a floating interest rate of prime plus .50% with a 3.75% floor. The remainder of the credit facility was available for long-term borrowings for business acquisitions, equipment purchases and strategic opportunities. Long-term borrowings were amortized over 48 to 180 months at prime plus .50% with a 3.75% floor. Multiple notes could be issued under the credit facility.

Security consisted of all property, furniture, equipment, software, intangible assets (pending and future), accounts receivable, company stock and assignment of a $5,000,000 life insurance policy on the shareholder. The Combined Entities were required to maintain a net worth of $5,000,000 and a minimum “debt service coverage ratio” of 1.20x, among other requirements. As of December 31, 2017, the Combined Entities were in compliance with the required debt covenants.

BAGS INVESTMENT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS
SEPTEMBER 30, 2018 AND 2017

LONG-TERM DEBT - CONTINUED:

During 2017, the Combined Entities amortized approximately $6,600 in debt issuance costs included in interest expense.

On February 2, 2018, the Combined Entities entered a new credit facility providing $27,000,000 in available debt financing with a 3-year commitment. The credit facility provides $6,000,000 as a general line for working capital with interest only payments due monthly at a floating interest rate of prime plus .50% (3.75% floor). The remaining $21,000,000 is a guidance line available for letters of credit and long-term borrowings for business acquisitions, equipment purchases, land acquisitions, construction projects and strategic opportunities. Long-term borrowings are amortized over 48 to 240 months with a fixed rate determined at the time funding occurs based on prime plus .50% (3.75% floor). Multiple notes may be issued under the credit facility. As of September 30, 2018, the Combined Entities had approximately $17,910,000 available on the credit facility.

Security consists of all property, furniture, equipment, software, intangible assets (pending and future), accounts receivable, company stock and assignment of a $13,000,000 life insurance policy on the shareholder. In addition to other requirements, the Combined Entities are required to maintain a minimum “debt service coverage ratio” of 1.20x, a minimum “fixed charge coverage ratio” of 1.25x, a “leverage ratio” not to exceed 3.0x, and a net worth of approximately $7,000,000 plus 25 percent of future net income. As of September 30, 2018, the Combined Entities are in compliance with the required debt covenants.

Repayment of the credit facility has been guaranteed by Mateer. The credit facility and related notes payable have cross-collateralization and cross default provisions. There was no outstanding balance of the line-of-credit at September 30, 2018 and the combined entities had approximately $2,360,000 and $2,367,000 in outstanding letters of credit as of September 30, 2018 and December 31, 2017, respectively.

Long-term debt consisted of the following as of September 30, 2018 and December 31, 2017:

	September 30, 2018	December 31, 2018
Note payable, original amount of $1,207,500, payable in 60 monthly installments of $22,133 at 3.75% interest, maturing May 2018.	$—	$109,482

BAGS INVESTMENT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS
SEPTEMBER 30, 2018 AND 2017

LONG-TERM DEBT - CONTINUED:

Note payable, original amount of $1,970,000, refinanced on January 28, 2016, payable in 52 monthly installments of $33,237 at 4.00% interest, maturing May 2020.	639,829	914,842

Note payable, original amount of $877,756, payable in 60 monthly installments of $16,089 at 3.75% interest, maturing June 2020.	332,333	465,347

Note payable, original amount of $4,000,000, payable in 48 monthly installments of $90,415 at 4.00% interest, maturing December 2020.	2,070,252	2,808,502

Note payable, original amount of $1,500,000, payable in 60 monthly installments of $27,663 at 4.00% interest, maturing December 2020.	712,667	936,252

Note payable, original amount of $2,000,000, payable in 48 monthly installments of $45,211 at 4.25% interest, maturing June 2021.	1,357,622	1,769,870

Note payable, original amount of $917,000, payable in 48 monthly installments of $21,042 at 4.75% interest, maturing December 2021.	775,508	917,000

Note payable, original amount of $994,975, payable in 60 monthly installments of $18,693 at 4.75% interest, maturing January 2023.	875,655	—

Note payable, original amount of $986,000, payable in 84 monthly installments of $7,836 and a balloon payment of $625,000 at 5.00% interest, maturing July 2025.	978,965	—

BAGS INVESTMENT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS
SEPTEMBER 30, 2018 AND 2017

LONG-TERM DEBT - CONTINUED:

Note payable, original amount of $561,000, payable in 84 monthly installments of $3,805 and a balloon payment of $431,000 at 5.25% interest, maturing July 2025.	556,833	—

Note payable, original amount of $811,750 payable in 180 monthly installments of $6,342 at 4.75% interest, maturing July 2025.	790,131	—

	9,089,795	7,921,295
Less unamortized debt issuance costs	(147,646)	—
Less current portion	(2,789,030)	(2,619,085)
Long-term debt, less current portion	$6,153,119	$5,302,210

During 2018, the Combined Entities incurred and capitalized approximately $184,000 in debt issuance costs associated with the new credit facility which will be amortized over the life of the facility on a straight-line basis and included in interest expense. The Combined Entities amortized approximately $37,000 and $4,000 in debt issuance costs during the nine months ended September 30, 2018 and 2017, respectively.

The outstanding debt was paid off in full on November 30, 2018. See Note 14 for Subsequent Events.

BAGS INVESTMENT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS
SEPTEMBER 30, 2018 AND 2017

9.    CAPITAL LEASE OBLIGATIONS:

The Combined Entities lease vehicles under capital lease agreements. The related assets were recorded in property and equipment at a cost of approximately $822,000 with accumulated amortization of approximately $637,000 at December 31, 2017. At this date, capital lease obligations consisted of vehicle capital leases in the original aggregate amount of approximately $902,000, payable in 48 monthly installments totaling approximately $18,800 with interest between 6.47% and 7.19%, with original maturity dates from March 2018 to May 2019, secured by vehicles.

During 2018, a majority of the capital lease obligations were settled and the vehicles were purchased. At September 30, 2018, there was one capital lease obligation remaining. The related vehicle was recorded in property and equipment with a cost of approximately $26,000 and accumulated depreciation of approximately $20,000.

The original vehicle capital lease obligation totaled $30,200, payable in 48 monthly installments of $522 with an interest rate of 7.06% and a maturity date of March 2019. At September 30, 2018, the remaining obligation was $8,058. This capital lease obligation was settled in October 2018.

10.    COMMON STOCK:

Common stock shares for the Combined Entities consisted of the following as of September 30, 2018 and December 31, 2017:

	Authorized	Issued and Outstanding	Par
ZWB	10,000	1,000	$0.01
RLC	50,000	15,000	$1.00

As of September 30, 2018, and December 31, 2017, RLC had $500,000 in treasury stock reflected as a proportionate reduction to additional paid-in capital and non-controlling interest.

BAGS INVESTMENT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS
SEPTEMBER 30, 2018 AND 2017

11.    COMMITMENTS:

The Combined Entities lease offices, warehouses and facilities under month to month and non-cancelable operating leases. These leases currently require monthly rental payments of approximately $238,000 and expire at various times through December 2022.

The future minimum lease payments under non-cancelable operating leases in effect at September 30, 2018 are as follows:

2018	$2,755,408
2019	2,158,955
2020	851,322
2021	615,716
2022	12,750

$6,394,151

Some leases contain rent escalation clauses and the lease expense is recognized on a straight-line basis over the term of the lease.

12.	CONTINGENCIES:

The Company is subject to litigation in the normal course of its business. The outcomes of legal proceedings and claims brought against it and other loss contingencies are subject to significant uncertainty. The Company accrues a charge against income when its management determines that it is probable, and the amount of loss can be reasonably estimated.

In determining the appropriate accounting for loss contingencies, the Company considers the likelihood of loss and the incurrence of a liability, as well as its ability to reasonably estimate the amount of potential loss. The Company regularly evaluates current information available to determine whether an accrual should be established or adjusted. Estimating the probability that a loss will occur and estimating the amount of a potential loss or a range of potential loss involves significant estimation and judgment.

BAGS INVESTMENT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS
SEPTEMBER 30, 2018 AND 2017

13.    RELATED PARTY TRANSACTIONS:

The Combined Entities amortized $1,215,000 and $899,000 of insurance premiums related to coverage provided by a captive insurance company owned by Mateer during the nine months ended September 30, 2018 and 2017, respectively. As of December 31, 2017, the Combined Entities had approximately $1,620,000 included in prepaid expenses related to insurance premiums paid to the captive for coverage in 2018. As of September 30, 2018, there was approximately $405,000 remaining in prepaid expenses related to coverage for the remainder of 2018.

The Combined Entities outsource certain software maintenance to a company in which Mateer owns a 20% interest. Software expense incurred amounted to approximately $171,000 and $441,000 for the nine months ended September 30, 2018 and 2017, respectively. The Combined Entities had approximately $39,000 in accounts payable as of September 30, 2018 and $35,000 in accounts payable as of December 31, 2017.

The Combined Entities outsource driver payment processing to a group of companies collectively owned by a son of Mateer. Driver payment processing fees incurred amounted to approximately $433,000 and $455,000 for the nine months ended September 30, 2018 and 2017. The Combined Entities had approximately $5,950 in accounts payable related to processing fees as of September 30, 2018 and $18,000 in accounts payable as of December 31, 2017.

The Combined Entities leased office space from a company which is owned 75% by Mateer and 25% by the other RLC shareholder. The rental expense was $38,000 and $24,000 for the nine months ended September 30, 2018 and 2017, respectively.

14.     SUBSEQUENT EVENTS:

The Combined Entities have evaluated subsequent events for possible adjustments or disclosure through December 26, 2018, the date upon which the combined financial statements were available to be issued.

On October 17, 2018, the Company entered into a Stock Purchase Agreement with a third-party purchaser to sell 100% of the issued and outstanding shares of Company stock for cash consideration of approximately $275 million, subject to certain purchase adjustments. The sale was completed on November 30, 2018. All outstanding debt of the Company was paid off in connection with the transaction.